UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2017

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, HARMONY MERGER CORP. (“HARMONY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING HARMONY’S SECURITIES, IN CONNECTION WITH THE PROPOSED TRANSACTION WITH CUSTOMER ACQUISITION NETWORK (CANADA) INC. (“CUSTOMER ACQUISITION”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

WILLIAM BLAIR IS CUSTOMER ACQUISITION’S ADVISOR IN CONNECTION WITH THE PROPOSED TRANSACTION AND WILL RECEIVE A FEE IN CONNECTION THEREWITH. ADDITIONALLY, CANTOR FITZGERALD & CO. (“CF&CO”), THE MANAGING UNDERWRITER OF HARMONY’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN MARCH 2015, IS ACTING AS HARMONY’S INVESTMENT BANKER IN THESE EFFORTS, FOR WHICH IT WILL RECEIVE A FEE. HARMONY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND WILLIAM BLAIR AND CF&CO MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF HARMONY STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS DESCRIBED IN THIS REPORT.

STOCKHOLDERS OF HARMONY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, HARMONY’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT AND THE REGISTRATION STATEMENT TO BE FILED BY MUNDO MEDIA LTD. (“MUNDO”), THE ENTITY TO BE FORMED BY AMALGAMATION IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS REPORT, IN CONNECTION WITH HARMONY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ HARMONY’S FINAL PROSPECTUS, DATED MARCH 23, 2015, AND HARMONY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE HARMONY OFFICERS AND DIRECTORS AND OF CF&CO AND THEIR RESPECTIVE INTERESTS AS SECURITY HOLDERS IN THE SUCCESSFUL CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN. HARMONY’S DEFINITIVE PROXY STATEMENT AND THE PROSPECTUS INCLUDED IN MUNDO’S REGISTRATION STATEMENT WILL BE MAILED TO SECURITYHOLDERS OF HARMONY AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE TRANSACTIONS DESCRIBED IN THIS REPORT. SECURITYHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF SUCH DOCUMENTS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: HARMONY MERGER CORP., 777 THIRD AVENUE, 37TH FLOOR, NEW YORK, NEW YORK 10017. THESE DOCUMENTS, ONCE AVAILABLE, AND HARMONY’S IPO FINAL PROSPECTUS AND ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

CERTAIN OF CUSTOMER ACQUISITION’S FINANCIAL INFORMATION AND DATA CONTAINED IN THE EXHIBITS HERETO ARE UNAUDITED AND/OR WERE PREPARED BY CUSTOMER ACQUISITION AS A PRIVATE COMPANY AND/OR WERE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OF CANADA RATHER THAN THE UNITED STATES AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN HARMONY’S PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND MUNDO’S REGISTRATION STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE TRANSACTIONS DESCRIBED HEREIN AND TO REGISTER THE SHARES TO BE ISSUED TO HARMONY SECURITYHOLDERS IN CONNECTION THEREWITH.

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ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of HARMONY, MUNDO or CUSTOMER ACQUISITION, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This report and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. MUNDO’s and CUSTOMER ACQUISITION’S actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, HARMONY’S, mundo’s and CUSTOMER ACQUISTION’S expectations with respect to future performance, anticipated financial impacts of the TRANSACTIONS DESCRIBED HEREIN; approval of the transactions by security holders; the satisfaction of the closing conditions to the transactions; and the timing of the completion of the transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which CUSTOMER ACQUISITION is engaged; fluctuations in customer demand; general economic conditions; and geopolitical events and regulatory changes. Other factors include the possibility that the TRANSACTIONS do not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in HARMONY’S most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning HARMONY, mundo and CUSTOMER ACQUISITION, the transactions DESCRIBED HEREIN or other matters and attributable to HARMONY, mundo and CUSTOMER ACQUISITION or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither HARMONY, mundo nor CUSTOMER ACQUISITION undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

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Item 1.01    Entry into a Material Definitive Agreement.

General; Structure of Transactions

On January 7, 2017, Harmony Merger Corp., a Delaware corporation (“Harmony”), entered into an Agreement and Plan of Reorganization (the “Amalgamation Agreement”) by and among Harmony, Harmony Merger Sub (Canada) Inc., a corporation incorporated under the laws of the Province of Ontario and a wholly owned subsidiary of Harmony (“Merger Sub”), Customer Acquisition Network (Canada) Inc., a corporation incorporated under the laws of the Province of Ontario (“Customer Acquisition”), and the shareholders of Customer Acquisition (“Signing Holders”). Subject to the Amalgamation Agreement, (i) Harmony will convert from a Delaware corporation to a corporation continued under the laws of the Province of Ontario, Canada (the “Redomestication”), (iii) Merger Sub will reduce the stated capital of the Class B common shares of Merger Sub by an amount of $2,500,000 and will issue a promissory note to each holder of such class representing such holder’s pro rata entitlement to the amount of such reduction of stated capital, and (iv) an amalgamation (the “Amalgamation” and together with the “Redomestication” and the “Pre-Amalgamation Exchange”, the “Transactions”) of Harmony, Merger Sub and Customer Acquisition will take place to form a corporation amalgamated under the laws of the Province of Ontario named Mundo Media Ltd. (“Mundo”).

Customer Acquisition is a Canadian-controlled private corporation operating through its wholly-owned subsidiaries which provide digital marketing and advertising services and solutions. Customer Acquisition’s principal wholly-owned subsidiary, MUNDOmedia Ltd., is a global provider in online performance based advertising, connecting over 35,000 publishers from around the world with more than 1,000 premium advertisers.

The Transactions are expected to be consummated in the first quarter of 2017, after the required approval by the stockholders of Harmony and the fulfillment of certain other conditions, as described herein and in the Amalgamation Agreement.

The following summaries of the Transactions and related actions, the Amalgamation Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

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Consideration in the Transactions

Upon consummation of the Transactions, the Signing Holders and option holders of Customer Acquisition, in exchange for all of their securities of Customer Acquisition, will receive:

●	an aggregate of 10,931,373 shares of Mundo;

●	$25,000,000 in cash;

●	options to purchase 856,081 shares of Mundo; and

●	an additional number of shares of Mundo (the “Contingent Shares”) to be delivered to the Signing Shareholders upon and subject to Mundo achieving certain financial results following the Transactions described below.

Additionally, upon consummation of the Transactions, each issued and outstanding share of Harmony common stock will be automatically converted into one share of Mundo and each outstanding redeemable warrant of Harmony entitling the holder to purchase one share of Harmony common stock at a price of $11.50 per share will automatically be converted into warrants of Mundo having the same terms.

Contingent Shares

The Signing Holders will be entitled to receive additional Contingent Shares based on Mundo’s achievement of specified net income or share targets in the fiscal years ending December 31, 2017 and 2018. The following table sets forth the net income targets and the number of Contingent Shares issuable to the Signing Holders upon the achievement of such targets:

Year ending December 31,	Net Income Target	Share Price Target*	Number of Shares
2017	$15,250,000	$12.00	1,397,059
2018	$21,500,000	$15.00	1,397,059

*As adjusted for share splits, share dividends, reorganizations and recapitalizations.

In order for Mundo to achieve the share price target, such closing price must equal or exceed the required target for any 15 trading days within a 30-trading day period.

If Mundo does not satisfy the net income target for the fiscal year ending December 31, 2017 but Mundo’s aggregate net income for the year ending December 31, 2018 equals or exceeds $36,750,000, Mundo shall deliver the entirety of 2,794,118 Contingent Shares to the Signing Holders.

Additionally, upon the closing of a liquidation, merger, stock exchange or other similar transaction or series of transactions which requires the approval of the shareholders of Mundo and at a valuation of Mundo or its assets that is equivalent to a per share purchase price in excess of $10.20 per share, the total Contingent Shares shall become fully earned and due to the Signing Holders.

In connection with the signing of the Amalgamation Agreement, Harmony engaged Cassel Salpeter & Co., LLC to render to Harmony’s board of directors its opinion on the fairness to Harmony of the consideration to be paid by Harmony to Customer Acquisition and on the fair market value of Customer Acquisition.

Lock-Up Agreements

The Signing Holders and holders of Customer Acquisition options will agree not to transfer the Mundo shares and shares underlying options they will receive as a result of the Transactions from the closing of the transaction (“Closing Date”) until (A) with respect to 50% of such shares, the earlier of (i) the date on which the closing price of the shares of Mundo stock exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the Closing Date and (ii) the day preceding the day that is twelve months after the Closing Date (or six months after the Closing Date for certain smaller securityholders) and (B) with respect to the remaining 50% of such shares, the day preceding the day that is twelve months after the Closing Date. This corresponds to the Harmony initial stockholders’ restrictions on transferring their shares memorialized in the escrow agreement entered into in connection with Harmony’s initial public offering.

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Indemnification of Mundo

To provide a fund for payment to Mundo with respect to its post-closing rights to indemnification under the Amalgamation Agreement for breaches of representations and warranties and covenants by Customer Acquisition and the Signing Holders and for certain reimbursable expenses, there will be placed in escrow (with Continental Stock Transfer & Trust Company as escrow agent) an aggregate of 7.5% of the Mundo shares issuable to the Signing Holders at closing. The escrow will be the sole remedy for Mundo for its rights to indemnification under the Amalgamation Agreement. Claims for indemnification may be asserted against the escrow fund by Mundo once its damages exceed a $1,000,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. The Mundo shares in escrow shall be released to the Signing Holders, subject to reduction based on shares cancelled for claims ultimately resolved and those still pending resolution at the time of the release, on the second anniversary of the Closing Date or earlier if Mundo engages in a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of Mundo having the right to exchange their shares for cash, securities or other property.

Representations and Warranties

The Amalgamation Agreement contains representations and warranties of Customer Acquisition, the Signing Holders, Harmony and Merger Sub relating to, among other things, (a) proper organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Amalgamation Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of real property and other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to, and condition of, properties and environmental condition thereof, (k) absence of certain changes, (l) employee matters, (m) compliance with laws, (n) litigation and (o) regulatory matters.

Covenants

Harmony and Customer Acquisition have each agreed to take such actions as are necessary, proper or advisable to consummate the Transactions. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the Closing Date and not to take certain specified actions without the prior written consent of the other party.

The Amalgamation Agreement also contains additional covenants of the parties, including, among others, covenants providing for:

(i)	The parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties;

(ii)	The protection of, and access to, confidential information of the parties;

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(iii)	Customer Acquisition and Harmony and their respective affiliates ceasing discussions for alternative transactions (subject to certain limited exceptions);

(iv)	Harmony and Mundo to prepare and file a proxy statement/registration statement as soon as reasonably practicable to (1) solicit proxies from the Harmony stockholders to vote on proposals regarding the approval of the Transactions, and (2) issue the securities of Mundo to the former security holders of Harmony and Customer Acquisition;

(v)	Harmony and Customer Acquisition to use their commercially reasonable best efforts to obtain the dual listing of Mundo’s ordinary shares on the Toronto Stock Exchange and the NASDAQ Stock Market (“Nasdaq”);

(vi)	Customer Acquisition and the Signing Holders to waive their rights to make claims against Harmony to collect from the trust account; and

(vii)	Customer Acquisition to provide periodic financial information to Harmony through the closing.

Conditions to Closing

General Conditions

Consummation of the Transactions is conditioned on (i) the Harmony stockholders approving the Transactions, (ii) the proxy statement/registration statement being declared effective, (iii) Harmony having at least $5,000,001 of net tangible assets following exercise of conversion rights by holders of Harmony public shares and (iv) confirmation from the Toronto Stock Exchange or Nasdaq that Holdco meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders.

In addition, the consummation of the Transactions is conditioned upon, among other things, (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions and (ii) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings.

Harmony and Merger Sub Conditions to Closing

The obligations of Harmony and Merger Sub to consummate the Transactions are also conditioned upon, among other things:

●	there being no material adverse change affecting Customer Acquisition;

●	the lock-up agreements shall have been executed and delivered by the parties thereto;

●	certain individuals shall be appointed to the board of directors of Mundo; and

●	(i) all outstanding indebtedness owned by any insider of Customer Acquisition shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which Customer Acquisition has guaranteed the payment or performance of any obligations of any Customer Acquisition insider to a third party shall have been terminated; and (iii) no Customer Acquisition insider shall own any direct equity interests in any subsidiary of Customer Acquisition.

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Customer Acquisition Conditions to Closing

The obligations of Customer Acquisition to consummate the Transactions also are conditioned upon, among other things:

●	there being no material adverse change affecting Harmony;

●	the Company obtaining all necessary required consents (the “RBC Consents”) from Royal Bank of Canada (“RBC”) to consummate the transactions required by certain agreements between the Company and RBC; and

●	Harmony shall have arranged for funds remaining in the trust account to be dispersed to Mundo upon the closing of the Transactions.

Waivers

If permitted under applicable law, either Harmony or Customer Acquisition may waive any inaccuracies in the representations and warranties made to such party contained in the Amalgamation Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Amalgamation Agreement. However, the condition requiring that Harmony have at least $5,000,001 of net tangible assets may not be waived.

Termination

The Amalgamation Agreement may be terminated at any time, but not later than the closing, as follows:

(i)	by mutual written consent of Harmony and Customer Acquisition;

(ii)	by either Harmony or Customer Acquisition in certain circumstances if the Transactions are not consummated on or before March 27, 2017 or such later date as may be approved by the stockholders of Harmony;

(iii)	by either Harmony or Customer Acquisition if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, judgment, ruling or other action is final and nonappealable;

(iv)	by either Harmony or Customer Acquisition if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within fifteen days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

(v)	by either Harmony or Customer Acquisition if, at the Harmony stockholder meeting, the Transactions shall fail to be approved by holders of Harmony shares or Harmony will have less than $5,000,001 of net tangible assets following the exercise by the holders of shares of Harmony common stock issued in Harmony’s initial public offering of their rights to convert the shares of Harmony common stock held by them into cash;

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(vi)	by Customer Acquisition if immediately prior to the closing of the Transactions, Harmony does not have cash on hand of $57,000,000 (excluding a $5,000,000 fee owed to certain investment banks) after payment of certain expenses by Harmony, including certain payments owed to stockholders of Harmony; or

(vii)	by Customer Acquisition if the RBC Consents are not obtained within five days of the Company requesting such consents.

Post-Transactions Board of Directors of Holdco

At the Closing, Mundo’s board of directors will consist of seven members, of which Customer Acquisition will be entitled to appoint five and Harmony will be entitled to appoint two. Harmony has appointed Eric S. Rosenfeld and David Sgro as its two nominees. Customer Acquisition has appointed Ross Levinsohn, Executive Chairman, Jason Theofilos and Morden Lazarus at this time and will appoint its remaining two nominees prior to the Closing Date.

Item 7.01 Regulation FD Disclosure.

Investor Presentation

Harmony is filing the attached investor presentation (Exhibit 99.2 to this Form 8-K) as Regulation FD Disclosure material.

Press Release

Harmony is filing the attached press releases (Exhibits 99.1(a) and 99.1(b) to this Form 8-K) as Regulation FD Disclosure material.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)    Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Reorganization, dated as of January 7, 2017, by and among Harmony Merger Corp., Harmony Merger Sub (Canada) Inc., Customer Acquisition Network (Canada) Inc., and the shareholders of Customer Acquisition Network (Canada) Inc.*
10.1	Form of Escrow Agreement.
10.2(a)	Form of Lock-Up Agreement.
10.2(b)	Form of Lock-Up Agreement.
99.1(a)	Press release of Harmony Merger Corp. dated January 9, 2017.
99.1(b)	Press release of Harmony Merger Corp. dated January 9, 2017.
99.2	Investor Presentation.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Harmony agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2017

HAROMONY MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

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